SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  JANUARY 14, 2003

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK                                    1-4482
(State or Other Jurisdiction                    (Commission File
of Incorporation)                              Number)

50 MARCUS DRIVE, MELVILLE, NEW YORK
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (631) 847-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9.      Regulation FD Disclosure

     On January 14, 2003, the Registrant issued a press release announcing that it had entered into a definitive agreement under which it will acquire substantially all of the assets of Pioneer-Standard, Inc.'s Industrial Electronics Division. A copy of the press release is attached hereto as an Exhibit (99.1).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ARROW ELECTRONICS, INC.

                                                  By:   /s/ Peter S. Brown__________
                                                        Name:  Peter S. Brown
                                                        Title: Senior Vice President

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit     Description

99.1        Press release issued by Arrow Electronics, Inc., dated January 14, 2003, announcing that it had entered into a definitive agreement under which it will acquire substantially all of the assets of Pioneer-Standard,
            Inc.'s Industrial Electronics Division.